Exhibit (i)

K&L|GATES	Kirkpatrick & Lockhart Preston Gates Ellis LLP 1601 K Street NW Washington, DC 20006-1600 T 202.778.9000 www.klgates.com

June 27, 2007

The Dreyfus/Laurel Funds, Inc.
c/o The Dreyfus Corporation
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

           We have acted as counsel to The Dreyfus/Laurel Funds, Inc., a Maryland corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission ("SEC") of Post-Effective Amendment No. 105 to the Company's Registration Statement on Form N-1A (File Nos. 033-16338; 811-05202) (the "Post-Effective Amendment"), registering an indefinite number of Class B and BASIC shares of Common Stock of Dreyfus Municipal Reserves, a series of the Company, (the "Shares") under the Securities Act of 1933, as amended (the "1933 Act").

           You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the Company's Articles of Incorporation, as amended (the "Charter"), and By-Laws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have further assumed that, as of any date of determination, the number of issued Shares of each class and series will not exceed the number of such shares authorized to be issued under the Charter. We have not verified any of those assumptions.

           Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the federal laws of the United States of America and the laws of the State of Maryland that, in our experience, generally are applicable to the issuance of shares by entities such as the Company. We express no opinion with respect to any other laws.

           Based upon and subject to the foregoing, we are of the opinion that:

1.	The Shares to be issued pursuant to the Post-Effective Amendment have been duly authorized for issuance by the Company; and

2.	When issued and paid for upon the terms provided in the Post-Effective Amendment, the Shares to be issued pursuant to the Post-Effective Amendment will be validly issued, fully paid and nonassessable.

           This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the SEC in connection with the Post-Effective Amendment and to the reference to this firm in the statement of additional information that is being filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours, /s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP

K&L|GATES	Kirkpatrick & Lockhart Preston Gates Ellis LLP 1601 K Street NW Washington, DC 20006-1600 T 202.778.9000 www.klgates.com

June 27, 2007

The Dreyfus/Laurel Funds, Inc.
200 Park Avenue - 55th Floor
New York, New York 10166

Re:	The Dreyfus/Laurel Funds, Inc. Dreyfus Money Market Reserves Dreyfus Municipal Reserves Dreyfus U.S. Treasury Reserves File Nos. 33-16338; 811-5270 Post-Effective Amendment No. 105

Ladies and Gentlemen:

           In connection with the filing of Post-Effective Amendment No. 105 to the Registration Statement on Form N-1A (File Nos. 33-16338 and 811-5270) of The Dreyfus/Laurel Funds, Inc. (the "Company") which you are about to file with the Securities and Exchange Commission, we hereby consent to the reference to our firm as "counsel" in the Statement of Additional Information of the Company, incorporated by reference into the Prospectus of each series of the Company listed above.

Very truly yours, /s/ Kirkpatrick & Lockhart Preston Gates Ellis LLP